Exhibit 99.1
AGREEMENT
     Pursuant to Rule 13d-1(k)(l) promulgated pursuant to the Securities Exchange Act of 1934, as amended, the undersigned agree that the attached Schedule 13G is being filed on behalf of each of the undersigned.
          EXECUTED this 20th day of May, 2008.

LACUNA HEDGE FUND LLLP

By: Lacuna Hedge GP LLLP, its general partner
By: Lacuna, LLC, its general partner

By:	/s/ Richard O’Leary

Richard O’Leary, Managing Director

LACUNA HEDGE GP LLLP

By: Lacuna, LLC, its general partner

By:	/s/ Richard O’Leary

Richard O’Leary, Managing Director

LACUNA, LLC

By:	/s/ Richard O’Leary

Richard O’Leary, Managing Director